Exhibit 99.1

NEWS RELEASE

NUVASIVE ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

SAN DIEGO, CA – April 25, 2017 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

●	Revenue increased 16.2% to $250 million, or 16.0% on a constant currency basis;
●	GAAP operating profit margin of 9.3%; Non-GAAP operating profit margin of 14.1%;
●	GAAP diluted earnings per share of $0.22; Non-GAAP diluted earnings per share increase of 11.8% to $0.38; and
●	Expanded existing revolving line of credit from $150 million up to $500 million.

“NuVasive is off to a solid start to the year, with our International business exceeding our expectations, and we saw momentum building in our U.S. business as we exited the quarter,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “We are on track to deliver non–GAAP operating profit margin expansion of at least 100 basis points in 2017, reflecting our continued focus on operational efficiencies and the ramp up of our in-house manufacturing facility. Coupled with several innovative product and systems launches planned for 2017, including LessRay designed for radiation reduction, RELINE Trauma system, expandable cages and UNYTE system for complex fractures, we anticipate strong revenue acceleration for the balance of the year.”

The Company also announced it amended its existing revolving line of credit to expand the facility from $150 million up to $500 million. The credit facility amendment demonstrates the Company’s opportunistic approach to its capital structure, and provides for a five-year term at reasonable borrowing rates. The Company expects the expanded facility to allow greater flexibility in planning for the maturity of its convertible notes due July 2017, and support future investment in organic and inorganic growth initiatives.

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

First Quarter 2017 Results

NuVasive reported first quarter 2017 total revenue of $249.9 million, a 16.2% increase compared to $215.1 million for the first quarter 2016. On a constant currency basis, first quarter 2017 total revenue increased 16.0% compared to the same period last year.

For the first quarter 2017, both GAAP and non-GAAP gross profit was $188.3 million, and both GAAP and non-GAAP gross margin was 75.3%. These results compared to GAAP and non-GAAP gross profit of $160.9 million and $165.8 million, respectively, and GAAP and non-GAAP gross margin of 74.8% and 77.1% respectively, for the first quarter 2016. The lower gross margin profile year-over-year is primarily driven by the expense profile of the Biotronic NeuroNetwork business acquired in July 2016. Total GAAP and non-GAAP operating expenses were $165.0 million and $152.9 million, respectively, for the first quarter of 2017. These results compared to GAAP and non-GAAP operating expenses of $148.6 million and $135.5 million, respectively, for the first quarter 2016.

The Company reported a GAAP net income of $12.8 million, or $0.22 per share, for the first quarter 2017 compared to a GAAP net loss of ($3.4) million, or ($0.07) per share, for the first quarter 2016. On a non-GAAP basis, the Company reported net income of $20.0 million, or $0.38 per share, for the first quarter 2017 compared to net income of $17.2 million, or $0.34 per share, for the first quarter 2016.

Cash, cash equivalents and short and long-term marketable securities were approximately $134 million at March 31, 2017.

Annual Financial Guidance for 2017

The Company reiterated its full year 2017 guidance:

		2017 Guidance [1]
	(in Million’s; except %’s and EPS)	GAAP	Non-GAAP

	Revenue	$1,065	$1,065
	% Growth - Reported	10.7%	10.7%
	% Growth - Constant Currency [2]		11.7%
	Operating margin	12.3%	17.1%
	Earnings per share	$1.13	$2.00
	EBITDA	23.6%	26.7%
	Tax Rate	~34%	~35%

[1]	Current guidance reflects guidance provided April 25, 2017.

[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

●	Revenue of $1.065 billion, which includes approximately $10 million in year-over-year currency headwinds, and reflects 10.7% growth on a reported basis and 11.7% growth on a constant currency basis compared to revenue of $962.1 million for 2016;
●	Non-GAAP diluted earnings per share of $2.00, an increase of 20% compared to non-GAAP diluted earnings per share of $1.66 for 2016;
●	Non-GAAP operating profit margin of 17.1%, an increase of 100 basis points compared to 16.1% for 2016; and
●	Adjusted EBITDA margin of 26.7%, an increase of 150 basis points compared to 25.2% for 2016.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

		2017 Guidance
	2016 Actuals	Prior[1,2]	Current[1,3]
GAAP net income per share	$0.69	$1.16	$1.13

Impact of change to diluted share count	0.02	0.07	0.07

GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.71	$1.23	$1.20

Litigation liability gain	(0.83)	-	-
Business transition costs [4]	0.35	0.05	0.04

Non-cash interest expense on convertible notes	0.38	0.33	0.33

Non-cash purchase accounting adjustments on acquisitions [5]	0.28	-	-

Loss on repurchase of convertible notes	0.37	-	-

Amortization of intangible assets [6]	0.78	0.83	0.89

Tax effect of adjustments [7]	(0.38)	(0.44)	(0.46)

Non-GAAP earnings per share	$1.66	$2.00	$2.00

GAAP Weighted shares outstanding - basic	50,077	50,967	50,967

GAAP Weighted shares outstanding - diluted	54,102	56,269	56,269

Non-GAAP Weighted shares outstanding - diluted	51,981	53,069	53,069

[1]	Prior guidance provided February 9, 2017. Current guidance reflects guidance provided April 25, 2017.

[2]	Effective tax expense rate of ~35% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.

[3]	Effective tax expense rate of ~34% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[6]	Excludes the amortization associated with non-controlling interest.

[7]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non- GAAP basis.

Reconciliation of Non-GAAP Operating Margin %
		2017 Guidance
(in thousands, except %)	2016 Actuals	Prior [1]	Current [1]
Non-GAAP Gross Margin % [A]	76.6%	76.1%	76.1%
Non-cash purchase accounting adjustments on acquisitions [2]	(1.5%)	0.0%	0.0%
GAAP Gross Margin [B]	75.0%	76.1%	76.1%

GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	55.5%	54.0%	54.0%

Non-GAAP Research & Development Expense [D]	5.0%	5.0%	5.0%
In-process research & development	0.0%	0.0%	0.0%
GAAP Research & Development Expense [E]	5.0%	5.0%	5.0%

Litigation liability [F]	(4.5%)	0.0%	0.0%
Amortization of intangible assets [G] [3]	4.4%	4.3%	4.6%
Business transition costs [H] [4]	1.9%	0.3%	0.2%

Non-GAAP Operating Margin % [A - C - D]	16.1%	17.1%	17.1%

GAAP Operating Margin % [B - C - E - F - G - H]	12.8%	12.6%	12.3%

[1]	Prior guidance provided February 9, 2017. Current guidance reflects guidance provided April 25, 2017.

[2]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Excludes the amortization associated with non-controlling interest.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of EBITDA %

		2017 Guidance
(in thousands, except %)	2016 Actuals	Prior [1]	Current [1]
Net Income / (Loss)	3.9%	6.1%	6.0%

Interest (income) / expense, net [2]	6.1%	3.5%	3.5%

Provision for income taxes	3.0%	3.1%	3.0%

Depreciation and amortization [3]	10.5%	10.8%	11.1%

EBITDA	23.5%	23.6%	23.6%

Non-cash stock based compensation	2.8%	2.9%	3.0%

Business transition costs [4]	1.9%	0.3%	0.2%

Non-cash purchase accounting adjustments on acquisitions [5]	1.5%	0.0%	0.0%

In-process research & development	0.0%	0.0%	0.0%

Litigation liability gain	(4.5%)	0.0%	0.0%

Adjusted EBITDA	25.2%	26.7%	26.7%

[1]	Prior guidance provided February 9, 2017. Current guidance reflects guidance provided April 25, 2017.

[2]	Interest (income) / expense, net for the quarter and year ended December 31, 2016 includes loss on extinguishment of debt for $1.6 million and $19.1 million, respectively.

[3]	Excludes the amortization associated with non-controlling interest.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, purchase accounting related changes, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2017 Results GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)	Three months ended March 31, 2017

GAAP net income	$12,768
Interest expense/(income), net	9,662
Provision for income taxes	1,490
Depreciation and amortization [1]	29,158

EBITDA	$53,078

Business transition costs [2]	55
Non-cash stock based compensation	7,017

Adjusted EBITDA	$60,150

As a percentage of revenue	24.1%

1	Excludes the amortization associated with non-controlling interest.

2	Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of First Quarter 2017 Results GAAP Net Income per Share to Non-GAAP Earnings per Share
	Adjustments	Diluted Earnings Per Share
(in thousands, except per share data)

GAAP net income	$12,768	$0.22

Business transition costs [1]	55

Non-cash interest expense on convertible notes	4,599

Amortization of intangible assets [2]	11,738

Tax effect of adjustments [3]	(9,123)

Adjustments to GAAP net income	7,269	0.14

Non-GAAP earnings	$20,037	$0.38

GAAP weighted shares outstanding - diluted		57,786

Non-GAAP weighted shares outstanding - diluted [4]		52,683

[1]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]	Excludes the amortization associated with non-controlling interest.

[3]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non-GAAP basis.

[4]	Represents the exclusion of diluted shares associated with the Company’s convertible debt and warrant which are economically hedged by the Company’s bond hedge arrangements on both the 2017 and 2021 convertible notes.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the first quarter 2017. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through May 25, 2017. In addition, a telephone replay of the call will be available until May 2, 2017. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13658678.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the first quarter 2017, as well as projections for 2017 financial guidance and longer-term financial performance goals. The Company’s results for the first quarter 2017 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2017 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
(unaudited)	2017	2016
Revenue	$249,864	$215,104
Cost of goods sold (excluding below amortization of intangible assets)	61,613	54,226

Gross profit	188,251	160,878
Operating expenses:
Sales, marketing and administrative	140,502	124,838
Research and development	12,414	10,629
Amortization of intangible assets	12,061	7,871
Business transition costs	55	5,307

Total operating expenses	165,032	148,645
Interest and other expense, net:
Interest income	137	328
Interest expense	(9,799)	(8,472)
Loss on repurchases of convertible notes	—	(17,444)
Other income, net	258	50

Total interest and other expense, net	(9,404)	(25,538)

Income (loss) before income taxes	13,815	(13,305)
Income tax (expense) benefit	(1,490)	9,480

Consolidated net income (loss)	$12,325	$(3,825)

Add back net loss attributable to non-controlling interest	$(443)	$(457)

Net income (loss) attributable to NuVasive, Inc.	$12,768	$(3,368)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.25	$(0.07)

Diluted	$0.22	$(0.07)

Weighted average shares outstanding:
Basic	50,566	49,617

Diluted	57,786	49,617

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$134,008	$153,643
Accounts receivable, net of allowances of $8,086 and $8,912, respectively	172,103	171,595
Inventory, net	223,075	208,249
Prepaid income taxes	21,161	31,926
Prepaid expenses and other current assets	12,921	10,030

Total current assets	563,268	575,443
Property and equipment, net	203,677	181,524
Intangible assets, net	279,603	291,143
Goodwill	486,342	485,685
Deferred tax assets	5,977	5,810
Restricted cash and investments	7,547	7,405
Other assets	23,721	23,794

Total assets	$1,570,135	$1,570,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$82,467	$77,585
Contingent consideration liabilities	48,576	49,742
Accrued payroll and related expenses	38,651	51,000
Income tax liabilities	2,130	2,469
Senior convertible notes	62,486	61,701

Total current liabilities	234,310	242,497
Long-term senior convertible notes	568,939	564,412
Deferred and income tax liabilities, non-current	20,529	18,607
Other long-term liabilities	47,629	44,764
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at March 31, 2017 and December 31, 2016, 55,623,735 and 55,184,660 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	56	55
Additional paid-in capital	1,020,672	1,010,238
Accumulated other comprehensive loss	(8,774)	(10,631)
Accumulated deficit	(65,738)	(66,859)
Treasury stock at cost; 4,963,014 shares and 4,758,828 shares at March 31, 2017 and December 31, 2016, respectively	(252,633)	(237,867)

Total NuVasive, Inc. stockholders’ equity	693,583	694,936
Non-controlling interest	5,145	5,588

Total equity	698,728	700,524

Total liabilities and equity	$1,570,135	$1,570,804

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
(unaudited)	2017	2016
Operating activities:
Consolidated net income (loss)	$12,325	$(3,825)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,510	21,224
Loss on repurchases of convertible notes	—	17,444
Amortization of non-cash interest	5,369	5,112
Stock-based compensation	7,017	4,492
Reserves on current assets	(2,153)	4,162
Other non-cash adjustments	3,013	3,491
Deferred income taxes	1,645	(2,630)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	924	6,939
Inventory	(13,630)	(9,449)
Prepaid expenses and other current assets	(2,756)	1,303
Accounts payable and accrued liabilities	593	10,021
Accrued payroll and related expenses	(12,531)	(9,219)
Income taxes	(1,298)	8,327

Net cash provided by operating activities	28,028	57,392
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	—	(380,674)
Other acquisitions and investments	(2,500)	(8,079)
Purchases of intangible assets	(1,249)	(1,027)
Purchases of property and equipment	(34,545)	(18,279)
Purchases of marketable securities	—	(36,096)
Proceeds from sales of marketable securities	—	253,435

Net cash used in investing activities	(38,294)	(190,720)
Financing activities:
Proceeds from the issuance of common stock	410	444
Purchase of treasury stock	(10,356)	(12,599)
Proceeds from issuance of convertible debt, net of issuance costs	—	634,140
Proceeds from sale of warrants	—	44,850
Purchase of convertible note hedge	—	(111,150)
Repurchases of convertible notes	—	(343,835)
Proceeds from revolving line of credit	—	50,000
Repayments on revolving line of credit	—	(50,000)
Other financing activities	(181)	(1,442)

Net cash (used in) provided by financing activities	(10,127)	210,408
Effect of exchange rate changes on cash	758	686

(Decrease) increase in cash and cash equivalents	(19,635)	77,766
Cash and cash equivalents at beginning of period	153,643	192,339

Cash and cash equivalents at end of period	$134,008	$270,105

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

1-858-458-2240

ir@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

1-858-909-1940

media@nuvasive.com